Exhibit 99.1
Press Release
EMCORE Completes Reverse Stock Split

ALBUQUERQUE, N.M., Feb. 16, 2012 -- EMCORE Corporation (Nasdaq: EMKR) (“EMCORE”), a leading provider of compound semiconductor-based components and subsystems for the fiber optic and solar power markets, announced today the effectiveness of its 4:1 reverse stock split (the “Reverse Stock Split”) of EMCORE common stock, which became effective at 5:00 p.m., Eastern Standard Time, on February 15, 2012. EMCORE's common stock will begin trading on the NASDAQ Global Market on a split adjusted basis at the opening of trading this morning under a new CUSIP number. EMCORE's Board of Directors approved the Reverse Stock Split in January 2012, following shareholder approval of the Reverse Stock Split on June 14, 2011.

As previously disclosed, upon effectiveness of the Reverse Stock Split, every four shares of issued and outstanding EMCORE common stock were automatically combined into one issued and outstanding share of common stock without any change in the par value per share or rights and preferences of our common stock. This reduced the number of issued and outstanding shares of EMCORE common stock from approximately 94.1 million to approximately 23.5 million. The number of authorized shares of our common stock was also proportionally reduced from 200 million to 50 million. Furthermore, proportional adjustments were made to EMCORE options, warrants and other securities entitling their holders to purchase shares of EMCORE common stock.

No fractional shares were issued in connection with the Reverse Stock Split. Instead, fractional shares which resulted from the Reverse Stock Split were rounded up to the nearest whole share, other than fractional shares under EMCORE's various equity incentive plans, which fractional shares were rounded to the nearest whole share. Additional information regarding the effects of the Reverse Stock Split may be found in EMCORE's definitive proxy statement filed with the Securities and Exchange Commission on May 5, 2011.

About EMCORE

EMCORE offers a broad portfolio of compound semiconductor-based products for the broadband, fiber optic, satellite and solar power markets. EMCORE's Fiber Optic segment offers optical components, subsystems and systems for high-speed data and telecommunications networks, cable television (CATV) and fiber-to-the-premise (FTTP), as well as specialty photonics technologies for defense and homeland security applications. EMCORE's Photovoltaic segment provides products for both satellite and terrestrial applications. For satellite applications, EMCORE offers high-efficiency Gallium Arsenide (GaAs) solar cells, Covered Interconnect Cells (CICs) and panels. For terrestrial applications, EMCORE is adapting its high-efficiency GaAs solar cells for use in solar concentrator systems. For further information about EMCORE, visit http://www.emcore.com.

Forward-looking statements:

The information provided herein may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include, but are not limited to, any statement or implication regarding the implementation or anticipated benefits of the Reverse Stock Split. Such forward-looking statements involve risks and uncertainties that, if realized, could materially impair EMCORE's results of operations, business and financial condition. These risks and uncertainties include, but are not limited to, (a) the implementation of administrative matters related to the Reverse Stock Split, (b) the realization of any anticipated benefits of the Reverse Stock Split and (c) factors discussed in more detail under "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in EMCORE's filings with the Securities and Exchange Commission. Forward-looking statements contained in this press release are made only as of the date hereof, and EMCORE undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:
Mark Weinswig
Chief Financial Officer
(505) 332-5000
investor@emcore.com

TTC Group
Victor Allgeier
(646) 290-6400
vic@ttcominc.com